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                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Eltrax Systems, Inc. on Form S-3 (File No. 333-37013) and on Form S-8 (File No. 333-26015) of our report dated March 26, 1998 on our audits of the consolidated financial statements of Eltrax Systems, Inc. as of December 31, 1997 and 1996, and for the year ended December 31, 1997, and the nine month transition period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


/s/ Coopers & Lybrand L.L.P.
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    Coopers & Lybrand L.L.P.

Detroit, Michigan
March 26, 1998